UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2016

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 15, 2016. A total of 64,602,980 shares of the Company’s Class A common stock (the “Common Stock”), representing approximately 86.22% of such shares outstanding and eligible to vote, were represented in person or by valid proxies at the Annual Meeting, constituting a quorum.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The following seven nominee directors were elected to serve until the 2017 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Alan R. Batkin	56,476,889	2,648,813	41,542	5,435,736
Patricia S. Bellinger	58,676,245	452,475	38,524	5,435,736
The Lord Browne of Madingley	58,532,791	580,344	54,109	5,435,736
Michael M. Garland	58,689,994	434,485	42,765	5,435,736
Douglas G. Hall	58,758,033	364,401	44,810	5,435,736
Michael B. Hoffman	58,459,631	665,665	41,948	5,435,736
Patricia M. Newson	58,779,121	347,299	40,824	5,435,736

Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the votes set forth in the table below:

For	Against	Abstain
64,526,459	51,106	25,415

Proposal 3: Stockholders of the Company, on an advisory and non-binding basis, voted to approve the compensation of the Company’s named executive officers as disclosed in the 2016 proxy statement. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
57,956,009	1,044,108	167,127	5,435,736

Proposal 4: Stockholders of the Company, on an advisory and non-binding basis, voted on the frequency of future advisory votes on executive compensation. Votes cast were as follows:

Every 1 year	Every 2 years	Every 3 years	Abstain	Broker Non-Votes
56,477,050	395,231	2,238,726	56,237	5,435,736

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 16, 2016

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary